Exhibit 99.1

3756 Central Avenue	NEWS RELEASE
Riverside, CA 92506
(951) 686-6060

PROVIDENT FINANCIAL HOLDINGS REPORTS

FOURTH QUARTER AND FISCAL YEAR 2021 RESULTS

The Company Reports Net Income of $3.34 Million in the June 2021 Quarter

Loans Held for Investment Increase 1% from March 31, 2021 to $851.0 Million

Total Deposits Increase 5% from June 30, 2020 to $938.0 Million

Improved Asset Quality with a $767,000 Recovery from the Allowance for Loan Losses

Non-Interest Expenses Remain Well-Controlled

Riverside, Calif. – July 28, 2021 – Provident Financial Holdings, Inc. (“Company”), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. (“Bank”), today announced fourth quarter and full year earnings results for the fiscal year ended June 30, 2021.

For the quarter ended June 30, 2021, the Company reported net income of $3.34 million, or $0.44 per diluted share (on 7.59 million average diluted shares outstanding), up 111 percent from net income of $1.58 million, or $0.21 per diluted share (on 7.49 million average diluted shares outstanding), in the comparable period a year ago. Compared to the same quarter last year, the increase in earnings was primarily attributable to a $1.22 million improvement in the provision for loan losses to a recovery from a provision for loan losses and a $1.68 million decrease in non-interest expenses (mainly, lower salaries and employee benefits expenses), partly offset by lower net interest income.

“I am pleased that general economic conditions are improving and the United States is making progress in its fight against the COVID-19 pandemic,” said Craig G. Blunden, Chairman and Chief Executive Officer of the Company.  “We believe Provident is well-positioned to benefit from improving conditions and I am confident that our strong financial foundation will allow us to capitalize on future opportunities as they develop,” said Mr. Blunden.

Return on average assets for the fourth quarter of fiscal 2021 was 1.12 percent, up from 0.55 percent for the same period of fiscal 2020; and return on average stockholders’ equity for the fourth quarter of fiscal 2021 was 10.65 percent, up from 5.14 percent for the comparable period of fiscal 2020.

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On a sequential quarter basis, the $3.34 million net income for the fourth quarter of fiscal 2021 reflects a 114 percent increase from $1.56 million in the third quarter of fiscal 2021. The increase in earnings for the fourth quarter of fiscal 2021 compared to the third quarter of fiscal 2021 was primarily attributable to a $1.99 million decrease in non-interest expenses and a $567,000 increase in the recovery from the allowance for loan losses. Diluted earnings per share for the fourth quarter of fiscal 2021 were $0.44 per share, up 110 percent from the $0.21 per share during the third quarter of fiscal 2021. Return on average assets was 1.12 percent for the fourth quarter of fiscal 2021, up from 0.53 percent in the third quarter of fiscal 2021; and return on average stockholders’ equity for the fourth quarter of fiscal 2021 was 10.65 percent, up from 4.99 percent for the third quarter of fiscal 2021.

For the fiscal year ended June 30, 2021 net income decreased $128,000, or two percent, to $7.56 million from $7.69 million in the comparable period ended June 30, 2020; and diluted earnings per share for the fiscal year ended June 30, 2021 decreased one percent to $1.00 per share (on 7.54 million average diluted shares outstanding) from $1.01 per share (on 7.58 million average diluted shares outstanding) for the comparable period last year. Compared to the same period last year, the decrease in earnings was primarily attributable to a $5.76 million decrease in net interest income; partly offset by a $3.17 million decrease in non-interest expenses (mainly, a decrease in salaries and employee benefits expenses) and a $1.83 million improvement in the provision for loan losses to a recovery from a provision for loan losses.

Net interest income decreased $912,000, or 11 percent, to $7.38 million in the fourth quarter of fiscal 2021 from $8.29 million for the same quarter of fiscal 2020, attributable to a decrease in the net interest margin, partly offset by a higher average interest-earning assets balance. The net interest margin during the fourth quarter of fiscal 2021 decreased 41 basis points to 2.54 percent from 2.95 percent in the same quarter last year, primarily due to a decrease in the average yield on interest-earning assets reflecting primarily downward pressure on adjustable rate instruments as a result of decreases in market interest rates over the last year and originations and purchases of new loans held for investment and purchases of investment securities at lower market yields, partly offset by a much smaller decrease in the average cost of interest-bearing liabilities. The average yield on interest-earning assets decreased by 59 basis points to 2.87 percent in the fourth quarter of fiscal 2021 from 3.46 percent in the same quarter last year while the average cost of interest-bearing liabilities decreased by 20 basis points to 0.37 percent in the fourth quarter of fiscal 2021 from 0.57 percent in the same quarter last year. The average balance of interest-earning assets increased by $39.9 million, or four percent, to $1.16 billion in the fourth quarter of fiscal 2021 from $1.12 billion in the same quarter last year due primarily to purchases of investment securities, partly offset by a decrease in loans receivable and interest-earning deposits (primarily federal funds).

The average balance of loans receivable decreased by $45.9 million, or five percent, to $848.6 million in the fourth quarter of fiscal 2021 from $894.5 million in the same quarter of fiscal 2020. The average yield on loans receivable decreased by 43 basis points to 3.65 percent in the

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fourth quarter of fiscal 2021 from an average yield of 4.08 percent in the same quarter of fiscal 2020. Net deferred loan cost amortization in the fourth quarter of fiscal 2021 increased to $752,000 from $495,000 in the same quarter of fiscal 2020. Total loans originated and purchased for investment in the fourth quarter of fiscal 2021 were $93.3 million, up 111 percent from $44.2 million in the same quarter of fiscal 2020. Loan principal payments received in the fourth quarter of fiscal 2021 were $79.9 million, up 41 percent from $56.5 million in the same quarter of fiscal 2020 reflecting primarily increased refinance activity of single-family loans in the current low interest rate environment.

The average balance of investment securities increased by $150.9 million, or 177 percent, to $236.2 million in the fourth quarter of fiscal 2021 from $85.3 million in the same quarter of fiscal 2020 as excess liquidity earning a nominal yield was deployed into higher earning assets. The average yield on investment securities decreased 136 basis points to 0.80 percent in the fourth quarter of fiscal 2021 from 2.16 percent for the same quarter of fiscal 2020. The decrease in the average yield was primarily attributable to investment security purchases with a lower average yield than the legacy portfolio of investment securities, reflecting the current low interest rate environment. During the fourth quarter of fiscal 2021, the Bank did not purchase any investment securities; but for fiscal 2021, the Bank purchased investment securities totaling $154.2 million with an average yield of approximately 0.82 percent.

In the fourth quarter of fiscal 2021, the Federal Home Loan Bank – San Francisco (“FHLB”) distributed a $118,000 cash dividend to the Bank on its FHLB stock, up $16,000 or 16 percent from $102,000 in the same quarter last year.

The average balance of the Company’s interest-earning deposits, primarily cash with the Federal Reserve Bank of San Francisco, decreased $65.2 million, or 48 percent, to $69.9 million in the fourth quarter of fiscal 2021 from $135.1 million in the same quarter of fiscal 2020 primarily as a result of purchases of investment securities, new loan originations and purchases of loans held for investment outpacing deposit growth and loan repayments. The average yield earned on interest-earning deposits in the fourth quarter of fiscal 2021 was 0.11 percent, unchanged from the same quarter of fiscal 2020.

Average deposits increased $63.4 million, or seven percent, to $939.0 million in the fourth quarter of fiscal 2021 from $875.6 million in the same quarter of fiscal 2020, primarily due to increases in transaction accounts resulting primarily from government stimulus programs related to the COVID-19 pandemic, partly offset by a managed run-off of higher cost time deposits. The average cost of deposits improved, decreasing by 15 basis points to 0.15 percent in the fourth quarter of fiscal 2021 from 0.30 percent in the same quarter last year.

Transaction account balances or “core deposits” increased $74.5 million, or 10 percent, to $797.5 million at June 30, 2021 from $723.0 million at June 30, 2020, while time deposits decreased $29.6 million, or 17 percent, to $140.4 million at June 30, 2021 from $170.0 million at June 30, 2020.

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The average balance of borrowings, which consisted of FHLB advances, decreased $27.1 million, or 20 percent, to $110.8 million while the average cost of borrowings decreased eight basis points to 2.24 percent in the fourth quarter of fiscal 2021, compared to an average balance of $137.9 million with an average cost of 2.32 percent in the same quarter of fiscal 2020. The decrease in the average balance of borrowings was primarily due to prepayments and maturities of borrowings.

During the fourth quarter of fiscal 2021, the Company recorded a recovery from the allowance for loan losses of $767,000, in contrast to a $448,000 provision for loan losses recorded during the same period of fiscal 2020 and a $200,000 recovery from the allowance for loan losses recorded in the third quarter of fiscal 2021 (sequential quarter). The recovery from the allowance for loan losses for the current quarter primarily reflects an improved economic outlook as of June 30, 2021, reducing the expected impact of the pandemic to the credit quality of the loan portfolio, partly offset by an  increase in loan balances during the current quarter; while the provision for loan losses recorded in the same quarter last year primarily reflected the deterioration in forecasted economic metrics reflecting the economic outlook that existed at the quarter end as a result of the COVID-19 pandemic, partly offset by a decrease in loan balances.

Non-performing assets, comprised solely of non-performing loans with underlying collateral located in California, increased $3.7 million or 76 percent to $8.6 million, or 0.73 percent of total assets, at June 30, 2021, compared to $4.9 million, or 0.42 percent of total assets, at June 30, 2020 but declined from $9.8 million, or 0.82 percent of total assets, at March 31, 2021 (sequential quarter). The non-performing loans at June 30, 2021 are comprised of 27 single-family loans and one multi-family loan. At both June 30, 2021 and June 30, 2020, there was no real estate owned.

Net loan recoveries for the quarter ended June 30, 2021 were $8,000 or 0.00 percent (annualized) of average loans receivable, as compared to net loan recoveries of $7,000 or 0.00 percent (annualized) of average loans receivable for the quarter ended June 30, 2020 and net loan recoveries of $8,000 or 0.00 percent (annualized) of average loans receivable for the quarter ended March 31, 2021 (sequential quarter).

Classified assets, comprised solely of loans, were $10.4 million at June 30, 2021, including $1.8 million of loans in the special mention category and $8.6 million of loans in the substandard category; while classified assets at June 30, 2020 were $14.1 million, including $8.6 million of loans in the special mention category and $5.5 million of loans in the substandard category.

The Bank received requests from borrowers for some type of payment relief due to the COVID-19 pandemic. Loans that were current on their payments prior to the COVID-19 pandemic and modified by deferred payments, are not considered to be troubled debt restructurings pursuant to applicable accounting guidance consistent with the Coronavirus Aid, Relief, and Economic Security Act of 2020 or CARES Act and related bank regulatory guidance. The primary method of relief is to allow the borrower to defer loan payments for up to an initial six-month period, although we have also waived late fees and suspended foreclosure proceedings. Loans in which

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their payments are deferred beyond the initial six months are no longer in forbearance and are subsequently classified as troubled debt restructuring. The Bank ended the loan forbearance program on March 31, 2021. As of June 30, 2021, loans in forbearance included three single-family loans with outstanding balances of approximately $897,000 or 0.11 percent of gross loans held for investment and one commercial real estate loan with an outstanding balance of $945,000 or 0.11 percent of gross loans held for investment. As of June 30, 2021, the Bank had no pending requests for payment relief. Interest income is recognized during the forbearance period unless the loans are classified as non-performing. After the payment deferral period, scheduled loan payments will once again become due and payable.  The forbearance amount will be due and payable in full as a balloon payment at the end of the loan term or sooner if the loan becomes due and payable in full at an earlier date. The Company believes the steps it is taking are necessary to effectively manage the loan portfolio and assist its customers through the ongoing uncertainty surrounding the duration, impact and government response to the COVID-19 pandemic.

During the quarter ended June 30, 2021, two COVID-19 related forbearance loans were restructured while two restructured loans were paid off. During the fiscal year ended June 30, 2021, 19 loans previously in a COVID-19 related payment forbearance and one pass loan were restructured and classified as restructured loans, while two restructured loans were upgraded to the pass category and three loans were paid off. The outstanding balance of restructured loans at June 30, 2021 was $7.9 million (23 loans) up from $2.6 million (eight loans) at June 30, 2020. As of June 30, 2021, a total of $7.0 million or 89 percent of the restructured loans were classified as substandard non-accrual and $7.7 million or 97 percent of the restructured loans have a current payment status consistent with their restructuring terms.

The allowance for loan losses was $7.6 million or 0.88 percent of gross loans held for investment at June 30, 2021, down from the $8.3 million or 0.91 percent of gross loans held for investment at June 30, 2020. Management believes that, based on currently available information, the allowance for loan losses is sufficient to absorb potential losses inherent in loans held for investment at June 30, 2021 under the incurred loss methodology.

Non-interest income increased by $236,000, or 23 percent, to $1.24 million in the fourth quarter of fiscal 2021 from $1.01 million in the same period of fiscal 2020, primarily due to increases in card and processing fees and loan servicing and other fees (resulting from higher loan prepayment fees). On a sequential quarter basis, non-interest income increased $42,000, or four percent, primarily as a result of an increase in card and processing fees, partly offset by decreases in loan servicing and other fees and deposit account fees.

Non-interest expenses decreased $1.68 million, or 25 percent, to $4.92 million in the fourth quarter of fiscal 2021 from $6.60 million in the same quarter last year due primarily to lower salaries and employee benefits expense resulting from a $2.44 million credit for the Employee Retention Tax Credit (“ERTC”), partly offset by a $373,000 increase in stock-based compensation expense and a $532,000 reversal of the incentive bonus expense in the fourth quarter last year (not replicated in this current quarter). The ERTC credit was recorded for qualified wages consistent with the Consolidated Appropriations Act of 2021 and American Rescue Plan Act of 2021 where

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eligible employers can claim a maximum credit equal to 70 percent of $10,000 of qualified wages paid to an employee per calendar quarter. On a sequential quarter basis, non-interest expenses decreased $1.99 million, or 29 percent, to $4.92 million in the fourth quarter of fiscal 2021 from $6.91 million in the third quarter of fiscal 2021 due primarily to lower salaries and employee benefits expense resulting from the $2.44 million credit for the ERTC, partly offset by a $409,000 increase in stock-based compensation expense.

The Company’s efficiency ratio in the fourth quarter of fiscal 2021 was 57 percent, significantly improved from 71 percent in the same quarter last year and from 80 percent in the third quarter of fiscal 2021 (sequential quarter), primarily attributable to the ERTC credit.

The Company’s provision for income tax was $1.12 million for the fourth quarter of fiscal 2021, up 70 percent from $660,000 in the same quarter last year primarily due to higher net income before the provision for income taxes. The effective tax rate in the fourth quarter of fiscal 2021 was 25.2 percent, lower than 29.4 percent in the same quarter last year, attributable to the tax benefits from the exercise of stock options and the non-taxable treatment of the ERTC for state tax purposes. The Company believes that the tax provision recorded in the fourth quarter of fiscal 2021 reflects its current federal and state income tax obligations.

The Company repurchased 50,275 shares of its common stock with an average cost of $16.68 per share during the quarter ended June 30, 2021 pursuant to its stock repurchase plan. As of June 30, 2021, a total of 266,833 shares or 72 percent of the shares authorized for repurchase under the April 2020 stock repurchase plan remain available to purchase until the plan expires on April 30, 2022. In addition, the Company purchased 31,553 shares at $17.40 per share from employees to fund their withholding tax obligations resulting from restricted stock distributions.

The Bank currently operates 13 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire).

The Company will host a conference call for institutional investors and bank analysts on Thursday, July 29, 2021 at 9:00 a.m. (Pacific) to discuss its financial results.  The conference call can be accessed by dialing 1-877-692-8955 and referencing access code number 5497888.  An audio replay of the conference call will be available through Thursday, August 5, 2021 by dialing 1-866-207-1041 and referencing access code number 1060286.

For more financial information about the Company please visit the website at www.myprovident.com and click on the “Investor Relations” section.

Safe-Harbor Statement

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to the Company’s financial condition, liquidity, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the

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Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially from the results anticipated or implied by our forward-looking statements include, but are not limited  to the effect of the COVID-19 pandemic, including on Company’s credit quality and business operations, as well as its impact on general economic and financial market conditions and other uncertainties resulting from the COVID-19 pandemic, such as the extent and duration of the impact on public health, the U.S. and global economies, and consumer and corporate customers, including economic activity, employment levels and market liquidity; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes,; including as a result of the COVID-19 pandemic; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”) - which are available on our website at www.myprovident.com and on the SEC’s website at www.sec.gov. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements whether as a result of new information, future events or otherwise. These risks could cause our actual results for fiscal 2022 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of us and could negatively affect our operating and stock price performance

Contacts:	Craig G. Blunden	Donavon P. Ternes
	Chairman and	President, Chief Operating Officer,
	Chief Executive Officer	and Chief Financial Officer

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PROVIDENT FINANCIAL HOLDINGS, INC.

Condensed Consolidated Statements of Financial Condition

(Unaudited –In Thousands, Except Share Information)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Assets
Cash and cash equivalents	$70,270	$71,629	$74,001	$66,467	$116,034
Investment securities – held to maturity, at cost	223,306	239,480	203,098	193,868	118,627
Investment securities - available for sale, at fair value	3,587	3,802	4,158	4,416	4,717
Loans held for investment, net of allowance for loan losses of $7,587; $8,346; $8,538; $8,490 and $8,265, respectively; includes $1,874; $1,879; $1,972; $2,240 and $2,258 at fair value, respectively	850,960	840,274	855,086	884,953	902,796
Accrued interest receivable	2,999	3,060	3,126	3,373	3,271
FHLB – San Francisco stock	8,155	7,970	7,970	7,970	7,970
Premises and equipment, net	9,377	9,608	9,980	10,099	10,254
Prepaid expenses and other assets	14,942	13,473	13,308	12,887	13,168
Total assets	$1,183,596	$1,189,296	$1,170,727	$1,184,033	$1,176,837

Liabilities and Stockholders’ Equity
Liabilities:
Non interest-bearing deposits	$123,179	$124,043	$109,609	$114,537	$118,771
Interest-bearing deposits	814,794	809,713	800,359	790,149	774,198
Total deposits	937,973	933,756	909,968	904,686	892,969

Borrowings	100,983	111,000	116,015	136,031	141,047
Accounts payable, accrued interest and other liabilities	17,360	18,790	19,760	18,657	18,845
Total liabilities	1,056,316	1,063,546	1,045,743	1,059,374	1,052,861

Stockholders’ equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)	—	—	—	—	—
Common stock, $.01 par value; (40,000,000 shares authorized; 18,229,615; 18,226,615; 18,097,615; 18,097,615 and 18,097,615 shares issued respectively; 7,541,469; 7,516,547; 7,442,254; 7,441,259 and 7,436,315 shares outstanding, respectively)	183	182	181	181	181
Additional paid-in capital	97,978	97,323	96,164	95,948	95,593
Retained earnings	197,733	195,443	194,923	194,789	194,345
Treasury stock at cost (10,688,146; 10,710,068; 10,655,361; 10,656,356 and 10,661,300 shares, respectively)	(168,686)	(167,276)	(166,364)	(166,358)	(166,247)
Accumulated other comprehensive income, net of tax	72	78	80	99	104
Total stockholders’ equity	127,280	125,750	124,984	124,659	123,976
Total liabilities and stockholders’ equity	$1,183,596	$1,189,296	$1,170,727	$1,184,033	$1,176,837

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PROVIDENT FINANCIAL HOLDINGS, INC.

Condensed Consolidated Statements of Operations

(Unaudited - In Thousands, Except Earnings Per Share)

	Quarter Ended		Fiscal Year Ended
	June 30,		June 30,
	2021	2020	2021	2020
Interest income:
Loans receivable, net	$7,735	$9,128	$32,856	$39,145
Investment securities	471	461	1,849	2,120
FHLB – San Francisco stock	118	102	418	534
Interest-earning deposits	19	36	78	657
Total interest income	8,343	9,727	35,201	42,456

Interest expense:
Checking and money market deposits	48	91	268	424
Savings deposits	38	100	208	496
Time deposits	260	452	1,269	2,023
Borrowings	619	794	2,817	3,112
Total interest expense	965	1,437	4,562	6,055

Net interest income	7,378	8,290	30,639	36,401
(Recovery) provision for loan losses	(767)	448	(708)	1,119
Net interest income, after (recovery) provision for loan losses	8,145	7,842	31,347	35,282

Non-interest income:
Loan servicing and other fees	290	188	1,170	819
Deposit account fees	290	289	1,247	1,610
Card and processing fees	507	333	1,605	1,454
Other	154	195	551	637
Total non-interest income	1,241	1,005	4,573	4,520

Non-interest expense:
Salaries and employee benefits	2,172	3,963	15,157	18,913
Premises and occupancy	869	862	3,500	3,465
Equipment	293	274	1,153	1,129
Professional expenses	378	349	1,561	1,439
Sales and marketing expenses	210	267	680	773
Deposit insurance premiums and regulatory assessments	123	130	552	227
Other	878	758	3,130	2,954
Total non-interest expense	4,923	6,603	25,733	28,900
Income before income taxes	4,463	2,244	10,187	10,902
Provision for income taxes	1,124	660	2,626	3,213
Net income	$3,339	$1,584	$7,561	$7,689

Basic earnings per share	$0.44	$0.21	$1.01	$1.03
Diluted earnings per share	$0.44	$0.21	$1.00	$1.01
Cash dividend per share	$0.14	$0.14	$0.56	$0.56

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PROVIDENT FINANCIAL HOLDINGS, INC.

Condensed Consolidated Statements of Operations – Sequential Quarters

(Unaudited – In Thousands, Except Share Information)

	Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2021	2021	2020	2020	2020
Interest income:
Loans receivable, net	$7,735	$7,860	$8,344	$8,917	$9,128
Investment securities	471	452	448	478	461
FHLB – San Francisco stock	118	100	100	100	102
Interest-earning deposits	19	18	17	24	36
Total interest income	8,343	8,430	8,909	9,519	9,727

Interest expense:
Checking and money market deposits	48	50	79	91	91
Savings deposits	38	38	54	78	100
Time deposits	260	292	335	382	452
Borrowings	619	593	803	802	794
Total interest expense	965	973	1,271	1,353	1,437

Net interest income	7,378	7,457	7,638	8,166	8,290
(Recovery) provision for loan losses	(767)	(200)	39	220	448
Net interest income, after (recovery) provision for loan losses	8,145	7,657	7,599	7,946	7,842

Non-interest income:
Loan servicing and other fees	290	355	120	405	188
Deposit account fees	290	318	329	310	289
Card and processing fees	507	366	368	364	333
Other	154	160	157	80	195
Total non-interest income	1,241	1,199	974	1,159	1,005

Non-interest expense:
Salaries and employee benefits	2,172	4,241	4,301	4,443	3,963
Premises and occupancy	869	863	865	903	862
Equipment	293	312	273	275	274
Professional expenses	378	367	402	414	349
Sales and marketing expenses	210	130	227	113	267
Deposit insurance premiums and regulatory assessments	123	154	141	134	130
Other	878	842	707	703	758
Total non-interest expense	4,923	6,909	6,916	6,985	6,603
Income before income taxes	4,463	1,947	1,657	2,120	2,244
Provision for income taxes	1,124	386	481	635	660
Net income	$3,339	$1,561	$1,176	$1,485	$1,584

Basic earnings per share	$0.44	$0.21	$0.16	$0.20	$0.21
Diluted earnings per share	$0.44	$0.21	$0.16	$0.20	$0.21
Cash dividends per share	$0.14	$0.14	$0.14	$0.14	$0.14

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PROVIDENT FINANCIAL HOLDINGS, INC.

Financial Highlights

(Unaudited - Dollars in Thousands, Except Share Information)

	Quarter Ended		Fiscal Year Ended
	June 30,		June 30,
	2021	2020	2021	2020
SELECTED FINANCIAL RATIOS:
Return on average assets	1.12%	0.55%	0.64%	0.69%
Return on average stockholders' equity	10.65%	5.14%	6.05%	6.26%
Stockholders’ equity to total assets	10.75%	10.53%	10.75%	10.53%
Net interest spread	2.50%	2.89%	2.62%	3.30%
Net interest margin	2.54%	2.95%	2.66%	3.36%
Efficiency ratio	57.12%	71.04%	73.08%	70.62%
Average interest-earning assets to average interest-bearing liabilities	110.77%	110.80%	110.78%	111.32%

SELECTED FINANCIAL DATA:
Basic earnings per share	$0.44	$0.21	$1.01	$1.03
Diluted earnings per share	$0.44	$0.21	$1.00	$1.01
Book value per share	$16.88	$16.67	$16.88	$16.67
Shares used for basic EPS computation	7,518,542	7,436,315	7,464,814	7,467,577
Shares used for diluted EPS computation	7,590,312	7,485,019	7,538,409	7,576,182
Total shares issued and outstanding	7,541,469	7,436,315	7,541,469	7,436,315

LOANS ORIGINATED AND PURCHASED FOR INVESTMENT:
Mortgage Loans:
Single-family	$51,574	$11,206	$126,145	$107,160
Multi-family	36,987	32,876	96,474	122,366
Commercial real estate	1,128	—	3,818	14,468
Construction	3,598	—	5,426	3,983
Other	—	143	—	143
Consumer loans	—	—	—	1
Total loans originated and purchased for investment	$93,287	$44,225	$231,863	$248,121

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PROVIDENT FINANCIAL HOLDINGS, INC.

Financial Highlights

(Unaudited - Dollars in Thousands, Except Share Information)

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	06/30/21	03/31/21	12/31/20	09/30/20	06/30/20
SELECTED FINANCIAL RATIOS:
Return on average assets	1.12%	0.53%	0.40%	0.50%	0.55%
Return on average stockholders' equity	10.65%	4.99%	3.77%	4.78%	5.14%
Stockholders’ equity to total assets	10.75%	10.57%	10.68%	10.53%	10.53%
Net interest spread	2.50%	2.56%	2.61%	2.79%	2.89%
Net interest margin	2.54%	2.60%	2.66%	2.84%	2.95%
Efficiency ratio	57.12%	79.82%	80.31%	74.91%	71.04%
Average interest-earning assets to average interest-bearing liabilities	110.77%	110.94%	110.82%	110.62%	110.80%

SELECTED FINANCIAL DATA:
Basic earnings per share	$0.44	$0.21	$0.16	$0.20	$0.21
Diluted earnings per share	$0.44	$0.21	$0.16	$0.20	$0.21
Book value per share	$16.88	$16.73	$16.79	$16.75	$16.67
Average shares used for basic EPS	7,518,542	7,462,795	7,441,984	7,436,476	7,436,315
Average shares used for diluted EPS	7,590,312	7,579,897	7,492,040	7,457,282	7,485,019
Total shares issued and outstanding	7,541,469	7,516,547	7,442,254	7,441,259	7,436,315

LOANS ORIGINATED AND PURCHASED FOR INVESTMENT:
Mortgage loans:
Single-family	$51,574	$38,928	$12,444	$23,199	$11,206
Multi-family	36,987	21,208	16,432	21,847	32,876
Commercial real estate	1,128	830	—	1,860	—
Construction	3,598	—	688	1,140	—
Other	—	—	—	—	143
Total loans originated and purchased for investment	$93,287	$60,966	$29,564	$48,046	$44,225

_____________________________________________________________________________________________

PROVIDENT FINANCIAL HOLDINGS, INC.

Financial Highlights

(Unaudited - Dollars in Thousands)

	As of	As of	As of	As of	As of
	06/30/21	03/31/21	12/31/20	09/30/20	06/30/20
ASSET QUALITY RATIOS AND DELINQUENT LOANS:
Recourse reserve for loans sold	$200	$215	$390	$370	$270
Allowance for loan losses	$7,587	$8,346	$8,538	$8,490	$8,265
Non-performing loans to loans held for investment, net	1.02%	1.16%	1.20%	0.51%	0.55%
Non-performing assets to total assets	0.73%	0.82%	0.88%	0.38%	0.42%
Allowance for loan losses to gross loans held
for investment	0.88%	0.98%	0.99%	0.95%	0.91%
Net loan charge-offs (recoveries) to average loans receivable (annualized)	—%	—%	—%	—%	—%
Non-performing loans	$8,646	$9,759	$10,270	$4,532	$4,924
Loans 30 to 89 days delinquent	$—	$—	$350	$2	$219

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	06/30/21	03/31/21	12/31/20	09/30/20	06/30/20
Recourse provision (recovery) for loans sold	$(15)	$—	$20	$100	$20
(Recovery) provision for loan losses	$(767)	$(200)	$39	$220	$448
Net loan charge-offs (recoveries)	$(8)	$(8)	$(9)	$(5)	$(7)

	As of	As of	As of	As of	As of
	06/30/2021	03/31/2021	12/31/2020	09/30/2020	06/30/2020
REGULATORY CAPITAL RATIOS (BANK):
Tier 1 leverage ratio	10.19%	9.99%	9.78%	9.64%	10.13%
Common equity tier 1 capital ratio	18.58%	18.77%	18.30%	16.94%	17.51%
Tier 1 risk-based capital ratio	18.58%	18.77%	18.30%	16.94%	17.51%
Total risk-based capital ratio	19.76%	20.02%	19.56%	18.19%	18.76%

	As of June 30,
	2021		2020
	Balance	Rate(1)	Balance	Rate(1)
INVESTMENT SECURITIES:
Held to maturity:
Certificates of deposit	$1,000	0.28%	$800	1.53%
U.S. SBA securities	1,858	0.60	2,064	0.60
U.S. government sponsored enterprise MBS	220,448	1.22	115,763	1.85
Total investment securities held to maturity	$223,306	1.21%	$118,627	1.83%

Available for sale (at fair value):
U.S. government agency MBS	$2,222	2.32%	$2,943	3.32%
U.S. government sponsored enterprise MBS	1,211	2.32	1,577	3.75
Private issue collateralized mortgage obligations	154	2.52	197	3.70
Total investment securities available for sale	$3,587	2.33%	$4,717	3.48%
Total investment securities	$226,893	1.23%	$123,344	1.89%

(1) The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

_____________________________________________________________________________________________

PROVIDENT FINANCIAL HOLDINGS, INC.

Financial Highlights

(Unaudited - Dollars in Thousands)

	As of June 30,
	2021		2020
	Balance	Rate(1)	Balance	Rate(1)
LOANS HELD FOR INVESTMENT:
Held to maturity:
Single-family (1 to 4 units)	$268,272	3.42%	$298,810	4.04%
Multi-family (5 or more units)	484,408	4.09	491,903	4.24
Commercial real estate	95,279	4.68	105,235	4.75
Construction	3,040	5.84	7,801	6.35
Other mortgage	139	5.25	143	5.25
Commercial business	849	6.39	480	5.99
Consumer	95	15.00	94	15.00
Total loans held for investment	852,082	3.96%	904,466	4.25%

Advance payments of escrows	157		68
Deferred loan costs, net	6,308		6,527
Allowance for loan losses	(7,587)		(8,265)
Total loans held for investment, net	$850,960		$902,796
Purchased loans serviced by others included above	$13,556	3.53%	$23,899	3.71%

(1) The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

	As of June 30,
	2021		2020
	Balance	Rate(1)	Balance	Rate(1)
DEPOSITS:
Checking accounts – non interest-bearing	$123,179	—%	$118,771	—%
Checking accounts – interest-bearing	327,388	0.04	290,463	0.10
Savings accounts	307,299	0.05	273,769	0.13
Money market accounts	39,670	0.15	39,989	0.22
Time deposits	140,437	0.71	169,977	0.95
Total deposits	$937,973	0.15%	$892,969	0.26%

BORROWINGS:
Overnight	$—	—%	$—	—%
Three months or less	10,983	1.88	—	—
Over three to six months	—	—	15,000	2.62
Over six months to one year	10,000	2.20	15,000	2.52
Over one year to two years	30,000	1.92	31,047	1.90
Over two years to three years	30,000	2.25	30,000	1.92
Over three years to four years	20,000	2.70	30,000	2.25
Over four years to five years	—	—	20,000	2.70
Over five years	—	—	—	—
Total borrowings	$100,983	2.19%	$141,047	2.23%

(1) The interest rate described in the rate column is the weighted-average interest rate or cost of all instruments, which are included in the balance of the respective line item.

_____________________________________________________________________________________________

PROVIDENT FINANCIAL HOLDINGS, INC.

Financial Highlights

(Unaudited - Dollars in Thousands)

	Quarter Ended		Quarter Ended
	June 30, 2021		June 30, 2020
	Balance	Rate(1)	Balance	Rate(1)
SELECTED AVERAGE BALANCE SHEETS:
Held to maturity:
Loans receivable, net	$848,587	3.65%	$894,522	4.08%
Investment securities	236,236	0.80	85,255	2.16
FHLB – San Francisco stock	8,125	5.81	8,020	5.09
Interest-earning deposits	69,881	0.11	135,138	0.11
Total interest-earning assets	$1,162,829	2.87%	$1,122,935	3.46%
Total assets	$1,193,534		$1,154,834

Deposits	$938,990	0.15%	$875,628	0.30%
Borrowings	110,769	2.24	137,871	2.32
Total interest-bearing liabilities	$1,049,759	0.37%	$1,013,499	0.57%
Total stockholders’ equity	$125,408		$123,256

(1) The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

	Fiscal Year Ended		Fiscal Year Ended
	June 30, 2021		June 30, 2020
	Balance	Rate(1)	Balance	Rate(1)
SELECTED AVERAGE BALANCE SHEETS:
Held to maturity:
Loans receivable, net	$863,507	3.80%	$915,353	4.28%
Investment securities	205,628	0.90	86,761	2.44
FHLB – San Francisco stock	8,008	5.22	8,155	6.55
Interest-earning deposits	74,952	0.10	71,766	0.90
Total interest-earning assets	$1,152,095	3.06%	$1,082,035	3.92%
Total assets	$1,183,011		$1,113,755

Deposits	$914,351	0.19%	$844,148	0.35%
Borrowings	125,589	2.24	127,882	2.43
Total interest-bearing liabilities	$1,039,940	0.44%	$972,030	0.62%
Total stockholders’ equity	$124,913		$122,757

(1) The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

_____________________________________________________________________________________________

PROVIDENT FINANCIAL HOLDINGS, INC.

Financial Highlights

(Unaudited - Dollars in Thousands)

ASSET QUALITY:

	As of	As of	As of	As of	As of
	06/30/21	03/31/21	12/31/20	09/30/20	06/30/20
Loans on non-accrual status (excluding restructured loans):
Mortgage loans:
Single-family	$882	$896	$2,062	$2,084	$2,281
Multi-family	781	786	—	—	—
Total	1,663	1,682	2,062	2,084	2,281

Accruing loans past due 90 days or more:	—	—	—	—	—
Total	—	—	—	—	—

Restructured loans on non-accrual status:
Mortgage loans:
Single-family	6,983	8,077	8,208	2,421	2,612
Commercial business loans	—	—	—	27	31
Total	6,983	8,077	8,208	2,448	2,643
Total non-performing loans (1)	8,646	9,759	10,270	4,532	4,924

Real estate owned, net	—	—	—	—	—
Total non-performing assets	$8,646	$9,759	$10,270	$4,532	$4,924

(1) The non-performing loans balances are net of individually evaluated or collectively evaluated allowances, specifically attached to the individual loans and include fair value adjustments.

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